UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

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SOUND FINANCIAL BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2400 3rd Avenue, Suite 150
Seattle, Washington 98121
(206) 448-0884

April 21, 2022

Dear Fellow Shareholder:
On behalf of the Board of Directors and management of Sound Financial Bancorp, Inc., I cordially invite you to attend our 2022 Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m., Pacific Time, on May 31, 2022, at our executive offices located at 2400 3rd Avenue, Suite 150, Seattle, Washington.
The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and proxy statement. An important part of the Annual Meeting is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. At the Annual Meeting, I will present management’s report to you on Sound Financial Bancorp, Inc.’s 2021 financial and operating performance.
We encourage you to carefully review this year’s notice and proxy statement which contain important information about the proxy voting and the business to be conducted at the annual meeting. We encourage you to vote your shares as promptly as possible by telephone, online or by mail in advance of the annual meeting. Every shareholder vote is important, and we want to ensure that your shares are represented at the meeting. Your prompt response will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the meeting. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for matters being acted upon at the meeting.
Your Board of Directors and management are committed to the continued success of Sound Financial Bancorp, Inc. and the enhancement of the value of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.
Sincerely,
/s/ Laura Lee Stewart
Laura Lee Stewart
President and Chief Executive Officer

SOUND FINANCIAL BANCORP, INC.
2400 3rd Avenue, Suite 150
Seattle, Washington 98121
(206) 448-0884

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 31, 2022

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Sound Financial Bancorp, Inc. will be held as follows:

TIME            Tuesday, May 31, 2022, at 10:00 a.m., Pacific Time

PLACE*    Sound Community Bank
2400 3rd Avenue, Suite 150
Seattle, Washington

BUSINESS    (1) Election of three directors of Sound Financial Bancorp, Inc.
(2) Advisory (non-binding) vote on executive compensation.
(3) Ratification of the appointment of Moss Adams, LLP as Sound Financial Bancorp, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

RECORD DATE    Holders of record of Sound Financial Bancorp, Inc. common stock at the close of business on March 31, 2022, are entitled to receive this Notice and to vote at the annual meeting, or any adjournment or postponement thereof.

PROXY VOTING    It is important that your shares be represented and voted at the annual meeting. To ensure that your shares are represented at the meeting, please take the time to vote by Internet or telephone or by mailing a completed proxy card as soon as possible. Regardless of the number of shares you own, your vote is very important. Please act today.

                            BY ORDER OF THE BOARD OF DIRECTORS

/s/ Laura Lee Stewart
                            Laura Lee Stewart
                            President and Chief Executive Officer
Seattle, Washington
April 21, 2022

* As part of our precautions regarding the coronavirus (COVID-19), we may impose restrictions on meeting attendees or decide to hold the meeting by means of remote communication such as live audio or webcast. We will announce any change to our annual meeting no later than May 17, 2022 via a press release, posting details on our website and filing materials with the SEC. We strongly recommend that you vote your shares in advance of the annual meeting.

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting To Be Held on May 31, 2022.

Sound Financial Bancorp Inc.’s proxy statement, Annual Report to Shareholders and electronic proxy card are available on the Internet at https://www.proxyvote.com.

You are encouraged to review all of the information contained in the proxy statement before voting.

2400 3rd Avenue, Suite 150
Seattle, Washington 98121
(206) 448-0884

PROXY STATEMENT

INTRODUCTION

    The Board of Directors of Sound Financial Bancorp, Inc. is using this proxy statement to solicit proxies from the holders of common stock of Sound Financial Bancorp, Inc. for use at our upcoming annual meeting of shareholders. The annual meeting of shareholders will be held at 10:00 a.m., Pacific Time on Tuesday, May 31, 2022, at our executive office, located at 2400 3rd Avenue, Suite 150, Seattle, Washington. Because of the coronavirus (COVID-19), we may impose restrictions on meeting attendees or decide to hold the meeting by means of remote communication such as live audio or webcast. We will announce any change to our annual meeting no later than May 17, 2022 via a press release, posting details on our website and filing materials with the SEC. We strongly recommend that you vote your shares in advance of the annual meeting.
At the meeting, shareholders will be asked to vote on three proposals, which are set forth in the accompanying Notice of Annual Meeting of Shareholders and are described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. Sound Financial Bancorp, Inc. is referred to in this proxy statement from time to time as “Sound Financial Bancorp” or the “Company.” Certain of the information in this proxy statement relates to Sound Community Bank, a wholly owned subsidiary of the Company, which is referred to in this proxy statement from time to time as the “Bank.
By submitting your proxy, either by executing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone, you authorize the Company’s Board of Directors to represent you and vote your shares at the annual meeting in accordance with your instructions. The Board of Directors also may vote your shares to adjourn the annual meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the annual meeting. This proxy statement and the accompanying materials are first being made available to shareholders on or about April 21, 2022.
Your vote is important. You may vote your shares by Internet or telephone. You also may vote by sending a completed proxy card by regular mail or by submitting a ballot in person at the Annual Meeting. Whether or not you plan to attend the meeting, please read the proxy statement and vote your shares by Internet or telephone or by sending a completed proxy card by regular mail as promptly as possible. This will ensure that your shares are represented at the meeting.

    INFORMATION ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
At the annual meeting, shareholders will be asked to vote on the following proposals:
Proposal 1. Election of three directors of Sound Financial Bancorp, each for a three-year term.
Proposal 2. Advisory (non-binding) vote on executive compensation.
Proposal 3. Ratification of the appointment of Moss Adams, LLP as Sound Financial Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
The shareholders also will transact any other business that may properly come before the annual meeting, although, as of the date of this proxy statement, the Board of Directors knows of no other business to be presented. If any other proposal properly comes before the shareholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment. Members of our management team will be present at the annual meeting to respond to appropriate questions from shareholders.
How does the Board of Directors recommend I vote on the proposals?
The Board of Directors recommends that you vote:

•	FOR the election of the three director nominees named in this proxy statement.
•	FOR the advisory vote on executive compensation.
•	FOR ratification of the appointment of Moss Adams, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.
Who can vote at the annual meeting?
The record date for the annual meeting is March 31, 2022. Only shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the annual meeting. The only class of stock entitled to be voted at the annual meeting is the common stock of the Company. Each outstanding share of common stock is entitled to one vote for each matter before the annual meeting; provided, however, that pursuant to Section D of Article 5 of the Company’s charter, no shareholder who beneficially owns more than ten percent of the shares of our common stock outstanding as of that date may vote shares in excess of this limit. At the close of business on the record date there were 2,621,531 shares of common stock outstanding.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.
Can I attend the annual meeting?
If you are a shareholder as of the close of business on March 31, 2022, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker, are examples of proof of ownership. If you want to vote your shares of Sound Financial Bancorp common stock held in street name in person at the meeting, you must get a written proxy in your name from the broker, bank or other nominee who holds your shares.

What are the quorum and vote requirements?
The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Directors are elected by a plurality of the votes cast by Sound Financial Bancorp shareholders at the annual meeting. Votes may be cast for or withheld from a nominee. Votes that are withheld and broker non-votes have no effect on the election of the director nominees. The advisory vote on executive compensation and the ratification of the appointment of Moss Adams, LLP each requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes will not be counted as votes cast on these matters. Accordingly, abstentions and broker non-votes will have no effect on the advisory vote on executive compensation or the ratification of the appointment of Moss Adams, LLP.
How can I obtain a paper copy of this proxy statement, the proxy card and the Annual Report to Shareholders?
If you would like to request a paper or email copy of the proxy material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your Shareholder Control Number, which was printed at the bottom of the April 21, 2022 Notice of Meeting and Availability of Proxy Materials, in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
How do I vote?
If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote by:
Internet. To vote by Internet, have your Shareholder Control Number from the Notice of Meeting and Availability of Proxy Materials dated April 21, 2022, in hand; go to https://www.proxyvote.com; and follow the instructions for voting on-line. The deadline for voting by Internet is 11:59 p.m. Eastern Time on May 30, 2022.
Telephone. To vote by phone, have your Shareholder Control Number from the Notice of Meeting and Availability of Proxy Materials dated April 21, 2022, in hand; call the toll-free phone number 800-690-6903; and follow the instructions for voting. The deadline for voting by phone is 11:59 p.m. Eastern Time on May 30, 2022.
Mail. To vote by mail, request a paper copy of the proxy card and related materials, as noted in the response to the previous question. Then properly complete and sign the proxy card and return it in the return envelope provided in a timely manner. The mailed card must be received by the Company before the start of the annual meeting to be voted.
In person at the annual meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy form from the named holder of your shares indicating that you were the beneficial owner of those shares on the record date for voting at the annual meeting.
Can I change my vote after I submit my proxy?
You may revoke your proxy at any time before the vote is taken at the annual meeting. If you are a registered shareholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:
•signing another proxy with a later date;
•voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;
•giving written notice of the revocation of your proxy to the Secretary of Sound Financial Bancorp, Inc. prior to the annual meeting; or
•voting in person at the annual meeting. Attendance at the annual meeting will not in and of itself constitute revocation of your proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.
What if I do not specify how my shares are to be voted?
If you submit an executed proxy by Internet, phone or mail but do not indicate any voting instructions, your shares will be voted:
•FOR the election of the director nominees to the Company’s Board of Directors.
•FOR the advisory vote on executive compensation.
•FOR the ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm.
What if my shares are held in “street name” by a broker?
If your shares are held in “street name” by a broker, your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to any “non‑discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker. You broker will forward information to you indicating how you can forward voting instructions and whether you can forward them by Internet, phone or mail.
What if my shares are held in Sound Financial Bancorp’s employee stock ownership plan?
If you participate in the Sound Financial Bancorp Employee Stock Ownership Plan (the “ESOP”) you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the ESOP, each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant’s shares in accordance with the instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, the trustee will vote the shares “FOR” each of the proposal’s set forth in this proxy statement. If a participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her ESOP account, the trustee will vote such shares “FOR” each of the proposal set forth in this proxy statement. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Sound Financial Bancorp common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table shows, as of March 31, 2022, the voting record date, the beneficial ownership of the Company’s common stock by:
(1)     any persons or entities known by management to beneficially own more than 5% of the outstanding shares of Sound Financial Bancorp’s common stock;
(2)     each director and director nominee of Sound Financial Bancorp;
(3)     each executive officer of Sound Financial Bancorp named in the 2021 Summary Compensation Table; and
(4)     all of the directors and executive officers of Sound Financial Bancorp as a group.
An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Sound Financial Bancorp. The address of each of the beneficial owners, except where otherwise indicated, is Sound Financial Bancorp’s address. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”).
As of March 31, 2022, there were 2,621,531 shares of Sound Financial Bancorp common stock issued and outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Common Stock Outstanding(1)
Stilwell Activist Fund, L.P., Stilwell Activist Investment, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell (collectively, the “Stilwell Group”) 111 Broadway, 12th Floor, New York, NY 10006	294,400	(2)	11.2%
FJ Capital Management LLC, Financial Opportunity Fund LLC, Financial Hybrid Opportunity Fund LLC, Financial Hybrid Opportunity SPV I LLC and Martin Friedman (collectively, the “FJ Group”) 1313 Dolley Madison Blvd, Ste 306 McLean, VA 22101	218,402	(3)	8.3%
Wasatch Advisors, Inc. 505 Wakara Way, Salt Lake City, UT 84108	168,643	(4)	6.4%
Sound Financial Bancorp, Inc. Employee Stock Ownership Plan	150,498		5.7%

Tyler K. Myers, Chairman of the Board/ Director Nominee	47,517	(5)	1.8%
David S. Haddad, Jr., Vice Chairman of the Board	20,736	(6)	*
Laura Lee Stewart, Director, President and Chief Executive Officer	110,458	(7)	4.2%
Robert F. Carney, Director/ Director Nominee	15,522	(8)	*
Debra Jones, Director	27,723	(9)	1.1%
Rogelio Riojas, Director	36,414	(10)	1.4%
James E. Sweeney, Director/ Director Nominee	22,008	(11)	*
Wes Ochs, Executive Vice President/Chief Strategy and Financial Officer	15,286	(12)	*
Heidi Sexton, Executive Vice President/Chief Operating Officer	31,782	(13)	1.2%
Directors and executive officers of Sound Financial Bancorp as a group (9 persons)	327,446	(14)	12.2%

	(Footnotes below)
(1)	Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.
(2)
Based on a Form 4 filed with the SEC on October 22, 2020, as amended by a Form 4 filed with the SEC on December 28, 2020, by the Stilwell Group. Each member of the Stilwell group, based on its latest 13D/A filed with the SEC on August 8, 2020, reported shared voting and dispositive power over the Company’s shares.

(3)	Based on Schedule 13G/A file with the SEC on February 10, 2021 by the FJ Group, pursuant to which each member of the FJ Group reported shared voting and dispositive power over the Company’s shares.
(4)	Based on Schedule 13G filed with the SEC on February 11, 2022 by Wasatch Advisors, Inc., which reported sole voting and dispositive power over all of the Company shares reported above.
(5)
Includes 21,430 shares of held in Mr. Myers’ 401(k) account and 4,371 shares held in a partnership, in which he is a partner. Also includes 1,000 shares in UTMA accounts for Mr. Myers’ daughter, of which he is trustee. In addition, includes options to acquire 3,777 shares over which Mr. Myers has no voting or dispositive power and 334 restricted shares over which Mr. Myers has sole voting power and no dispositive power.

(6)
Includes 13,843 shares held in an IRA account. Also includes options to acquire 1,382 shares over which Mr. Haddad has no voting or dispositive power and 334 restricted shares over which Mr. Haddad has sole voting power and no dispositive power.

(7)
Includes 18,034 shares in Ms. Stewart’s 401(k) Plan account and 13,074 shares allocated to Ms. Stewart in the ESOP. In addition, includes options to acquire 31,120 shares over which Ms. Stewart has no voting or dispositive power and 310 restricted shares over which she has sole voting power and no dispositive power.

(8)	Includes options to acquire 4,307 shares over which Mr. Carney has no voting or dispositive power and 334 restricted shares over which Mr. Carney has sole voting power and no dispositive power.
(9)	Includes options to acquire 520 shares over which Ms. Jones has no voting or dispositive power and 334 restricted shares over which the Ms. Jones has sole voting power and no dispositive power.
(10)	Includes options to acquire 520 shares over which Mr. Riojas has no voting or dispositive power and 334 restricted shares over which the Mr. Riojas has sole voting power and no dispositive power.
(11)	Includes options to acquire 5,111 shares over which Mr. Sweeney has no voting or dispositive power and 334 restricted shares over which Mr. Sweeney has sole voting power and no dispositive power.
(12)
Includes 750 shares in Mr. Ochs 401(k) account and 6,376 shares allocated to Mr. Ochs in the ESOP. Includes options to acquire 3,560 shares over which Mr. Ochs has no voting or dispositive power and 2,230 restricted shares over which he has sole voting power and no dispositive power.

(13)
Includes 2,264 shares in Ms. Sextons 401(k) account and 8,312 shares allocated to Ms. Sexton in the ESOP. Includes options to acquire 8,510 shares over which Ms. Sexton has no voting or dispositive power and 2,530 restricted shares over which she has sole voting power and no dispositive power.

(14)
Includes shares held by current directors and executive officers directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals’ families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also includes options to acquire 58,807 shares over which the individuals have no voting or dispositive power and 7,074 shares of restricted stock over which they have sole voting power and no dispositive power.

PROPOSAL 1 - ELECTION OF DIRECTORS
Sound Financial Bancorp’s Board of Directors is currently composed of seven members, each of whom is also a director of Sound Community Bank. Pursuant to the Company’s charter, the directors shall be divided into three classes, as nearly equal in number as reasonably possible, with approximately one-third of the directors are elected annually.
The following table sets forth certain information regarding the composition of Sound Financial Bancorp’s Board of Directors, including each director’s term of office. The Sound Financial Bancorp Board of Directors, acting on the recommendation of the Nominating Committee, has recommended and approved the nomination of Tyler K. Myers, Robert F. Carney, and James E. Sweeney to serve as directors for a term of three years to expire at the annual meeting of shareholders to be held in 2025.
It is intended that the proxies solicited on behalf of the Sound Financial Bancorp Board of Directors (other than proxies in which the authority to vote for a nominee is withheld) will be voted at the annual meeting “FOR” the election of each of the director nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendations of the Nominating Committee, may recommend. At this time, we know of no reason why any director nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any director nominee and any other person pursuant to which such director was selected. The Board of Directors unanimously recommends that you vote “FOR” the election of the director nominees whose names appear below.

Name	Age(1)	Positions With Sound Financial Bancorp	Director Since(2)	Term Expires
Director Nominees
Tyler K. Myers	59	Chairman of the Board	1993	2025(3)
Robert F. Carney	74	Director	1984	2025(3)
James E. Sweeney	72	Director	1986	2025(3)

Continuing Directors
David S. Haddad, Jr.	75	Vice Chairman of the Board	1990	2023
Laura Lee Stewart	72	President, Chief Executive Officer and Director	1990	2024
Debra Jones	64	Director	2005	2024
Rogelio Riojas	71	Director	2005	2024

____________________
(1) At December 31, 2021.
(2) Includes years of service on the Board of Sound Community Bank (and its predecessor entity).
(3) If elected at the annual meeting.

Business Experience and Qualifications of Directors and Director Nominees
The business experience of each director and director nominee of Sound Financial Bancorp for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that supports his or her service as a director are set forth below.
    David S. Haddad, Jr. Mr. Haddad is Vice Chairman of the Boards of Directors of Sound Financial Bancorp and Sound Community Bank. Prior to his retirement, Mr. Haddad was an Operations Manager at Cutter and Buck, a golf apparel company from 1999 until 2003; a Senior Manager of Operations at Progressive International, a housewares wholesaler from 1995 until 1999; and a warehouse manager for Associated Grocers from 1982 until 1995. During Mr. Haddad’s years of service at the senior management level of these companies, his responsibilities included budgeting, personnel management, contract negotiations and control of capital expenditures. During his retirement, Mr. Haddad worked part time from 2004 until 2009 as a Customer Service Supervisor with Alaska Airlines. Mr. Haddad’s 32 years of service as a director of Sound Community Bank (including its predecessor credit union organization) provide him with a strong knowledge and understanding of the institution’s business and history. Mr. Haddad’s years of service at the senior management level of various companies and as a Customer Service Supervisor for Alaska Airlines has provided him with strong leadership, interpersonal, management and administrative skills.
Tyler K. Myers. Mr. Myers is the Chairman of the Boards of Directors of Sound Financial Bancorp and Sound Community Bank, and currently is the President and General Partner of The Myers Group, a conglomerate of retail businesses that are focused primarily in the retail grocery, hardware and fuel industries. Mr. Myers is responsible for overseeing the success and profitability of all Myers group business and real estate operations. Mr. Myers has been with The Myers Group since 1978. Mr. Myers’ years of work with and running the Myers Group has provided him with strong leadership, management, financial and administrative skills, which together with his participation in the local community, brings valuable knowledge and skills to our organization. In addition, his participation in our local business community for over 40 years brings knowledge of the local economy and business opportunities for Sound Community Bank.
Robert F. Carney. Mr. Carney is retired and previously served as the Director of Meat and Seafood Merchandising for Scolaris Food & Drug Company in Reno, Nevada, a position he had held since February 2008. Prior to February 2008, he was Director of Meat and Seafood Merchandising for Brown & Cole Stores in Bellingham, Washington for six years. Mr. Carney has over 20 years of experience in management positions in the food industry, including 12 years of budgeting and profit generating responsibilities. He has an MBA from the University of Southern California and an undergraduate degree in economics and business. Mr. Carney has attended seminars on the credit union and banking business over the years and has 38 years of experience on our Board, beginning when Sound Community Bank was a $25 million credit union. Mr. Carney’s years of management experience, together with his educational training, has provided him with extensive experience in the areas of business operations, budgeting and financial management, which knowledge is valuable to our organization.
James E. Sweeney. Mr. Sweeney is retired and previously served as a Vice-President of Vitamin Shoppe, Inc., a national health and wellness retailer based in North Bergan, New Jersey. Mr. Sweeney previously served as President and Chief Executive Officer of Super Supplements, Inc., a Pacific Northwest retail chain specializing in vitamins, health supplements and nutrition with stores in Washington, Oregon and Idaho, from June 2006 until its acquisition by Vitamin Shoppe in February 2013. Prior to his employment with Super Supplements, Mr. Sweeney was Managing Partner of Corporate Strategies and Development, LLC, a management consulting firm serving businesses in the Puget Sound area. He brings general business, financial and risk management skills to Sound Community Bank and has experience guiding business entities during difficult business and economic cycles. His participation in our local business community for over 40 years brings knowledge of the local economy and business opportunities for Sound Community Bank.
Laura Lee Stewart. Ms. Stewart is the President and Chief Executive Officer of Sound Community Bank and Sound Financial Bancorp. Prior to joining Sound Community Bank as its President in 1989, when it was a credit union, Ms. Stewart was Senior Vice President/Retail Banking at Great Western Bank. Ms. Stewart was selected as an inaugural member of the FDIC Community Bank Advisory Board and completed her term in 2011. In 2011, Ms. Stewart was appointed to the inaugural Consumer Financial Protection Bureau board and completed her term in 2013. She also served as Chair of the American Bankers Association’s (ABA) Government Relations Council and is the past Chair of the Washington Bankers Association. The American Banker magazine honored her as one of the top 25 Women to Watch in banking in 2011, 2015, 2016, 2017 and 2018, and as one of the most powerful women in Banking in 2019 and 2020. In 2016, Ms. Stewart was recognized as a Women of Influence by the Puget Sound

Business Journal. In 2018, she was named Community Banker of the year by American Banker. Ms. Stewart also served as Chair of the National Arthritis Foundation’s board of directors as well as serving as the Past Chair of the board of directors of Woodland Park Zoo. Ms. Stewart is serving her second term as a Director of the Seattle Board of the Federal Reserve. She is also the only non-native Board member of the Jamestown Sklallan Community Development Financial Institution. In October 2019, Ms. Stewart was elected Chair of the ABA. In 2021, she was named as one of The Power 100 by the Puget Sound Business Journal. Her many years of service in all areas of the financial institution operations and duties as President and Chief Executive Officer of Sound Financial Bancorp and Sound Community Bank bring a special knowledge of the financial, economic and regulatory challenges we face, and she is well suited to educating the Board on these matters.
Debra Jones. Ms. Jones served as the Vice President of Administrative Services at Bellingham Technical College from August 2005 until her retirement in September 2014, where she was responsible for cash management, financial affairs, physical plant administration and strategic planning. Prior to joining the college, she served from September 2004 to May 2005 as Manager of Budget and Cash Management of Brown & Cole Stores, a retail grocer, and from 1998 to 2004 as Vice President of Administrative and Financial Services at Brown & Cole Stores. She is a certified public accountant and has served in chief financial officer positions for over 25 years, with responsibility for financial management, risk management and business administration. Her experience and expertise in the areas of accounting, finance and human resources are all valuable skills which she brings to our Board of Directors and as our “audit committee financial expert.”
Rogelio Riojas. Mr. Riojas is the Chief Executive Officer of Sea Mar Community Health Centers, a health care and social services organization serving low-income and underserved populations in Seattle and several counties in Washington. He has served in this position for over 30 years. Mr. Riojas has extensive management and administrative skills and experience in the heavily regulated health industry, especially in our local community. He also has experience in compensation, personnel management and human resource matters, which are valuable skills he brings to our Board of Directors.

Director Compensation
Directors of Sound Community Bank (excluding Laura Lee Stewart, the President and Chief Executive Officer of Sound Community Bank, who receives no separate compensation for her service as a director) receive compensation for their service on the Board of Directors of Sound Community Bank. They receive no separate compensation for their service on the Board of Directors of Sound Financial Bancorp. During 2021, our directors received an annual retainer fee of $28,500, plus $1,500 for each monthly board meeting attended. The directors are not paid additional fees for service on various board committees or special meetings.
The following table provides compensation paid to, or earned by, each non-employee member of the Board of Directors during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total

Tyler K. Myers	$43,500	$4,804	$1,693	$258	$50,255
David S. Haddad, Jr.	43,500	4,804	1,693	258	50,255
Robert F. Carney	43,500	4,804	1,693	258	50,255
Debra Jones	43,500	4,804	1,693	258	50,255
Rogelio Riojas	42,000	4,804	1,693	258	48,755
James E. Sweeney	43,500	4,804	1,693	258	50,255
_________________________________

(1)
On January 27, 2021, each director named in the above table was awarded 148 shares of Company common stock, of which 25 percent of shares vested immediately with the remaining shares scheduled to vest in three equal annual installments commencing on January 27, 2022. Amounts reported in this column represent the aggregate grant date fair value of the January 2021 restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation- Stock Compensation (“FASB ASC Topic 718”).  The grant date fair value amount is based on the per share closing price of the Company’s common stock on the date the award was made of $32.46. As of December 31, 2021, each of the directors named in the table held 331 shares of restricted common stock which is subject to future vesting.

(2)
On January 27, 2021, each director named in the above table was awarded an option to purchase 300 shares of Company common stock at an exercise price equal to the fair market value of the Company’s common stock on the grant date, with 25 percent of the options shares vesting immediately with the remaining option shares scheduled to vest in three equal annual installments commencing on January 27, 2022. The amounts reported in this column reflects the aggregate grant date fair value of the 2021 stock option award computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are included in Note 14 to the Consolidated Financial Statements contained in the Company’s 2021 Annual Report on Form 10-K filed with the SEC on March 14, 2022. As of December 31, 2021, total shares underlying stock options held by the directors were as follows: Myers - 4,247; Haddad - 1,852; Carney - 4,777; Jones - 990; Riojas - 990; and Sweeney - 5,581.

(3)	Dividends paid to the directors during 2021 on their restricted shares of Company common stock.
With respect to the restricted stock and stock options discussed in the footnotes above, vesting accelerates in the event of the director’s death or disability or a change in control of Sound Financial Bancorp or Sound Community Bank. In the event of a termination of service, all non-vested awards would be canceled and the exercise period on the remaining unexercised, vested option awards would be reduced to three months.
Directors are provided or reimbursed for travel and lodging and other customary out-of-pocket expenses incurred in attending out-of-town board and committee meetings, industry conferences and continuing education seminars. Any incremental spousal costs in connection with those meetings, conferences and seminars are paid for by the directors personally. Sound Community Bank also pays the premiums on directors’ and officers’ liability insurance.

Board of Directors’ Meetings and Committees and Corporate Governance Matters
Director Independence. The Board applies the independence standard in the NASDAQ listing standards to its directors. The Board has determined that six of our seven directors, Directors Myers, Haddad, Carney, Jones, Riojas and Sweeney, are “independent directors” as that term is defined in the NASDAQ listing standards. The Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.
Board Leadership Structure. The Board has placed the responsibilities of Chairman with an independent non-executive member of the Board which we believe provides better accountability between the Board and our management team. We believe it is beneficial to have an independent Chairman whose sole responsibility to us is leading our Board members as they provide leadership to our executive team. Our Chairman is responsible for providing leadership to the Board and facilitating communication among the directors; setting the Board meeting agendas in consultation with the President and Chief Executive Officer (“CEO”); and presiding at Board meetings and executive sessions. This delineation of duties allows the President and CEO to focus her attention on managing the day-to-day business of Sound Community Bank. We believe this structure provides strong leadership for our Board, while positioning our President and CEO as the leader of the company in the eyes of our customers, employees and other stakeholders.
Board Role in Risk Oversight. The Board of Directors is responsible for consideration and oversight of risks facing Sound Financial Bancorp and is responsible for ensuring that material risks are identified and managed appropriately. The Audit Committee meets quarterly, or more frequently as needed, with management in order to review our major financial risk exposures and the steps management is taking to monitor and control such exposures. Directors also serve on various committees that focus on major areas of risk in Sound Financial Bancorp and Sound Community Bank that include but are not limited to loans and compensation. Directors discuss risk and risk mitigation strategies with management within these committees. All risk oversight discussions are included in committee reports to the full Board of Directors.
Stock Pledging and Hedging Policies. Sound Financial Bancorp’s “Insider Trading Policy,” among other things, generally prohibits the Company’s directors and executive officers from holding Company stock in a margin account or pledging Company stock as collateral for a loan. An exception to this policy may be where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. In addition, the policy prohibits directors, officers and employees of the Company from using any financial instruments (including without limitation prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities owned by the director, executive officer or employee.
Board Meetings and Committees. Meetings of Sound Financial Bancorp’s Board of Directors are generally held on a quarterly basis. The membership of Sound Community Bank’s Board of Directors is identical to Sound Financial Bancorp’s Board of Directors. Meetings of Sound Community Bank’s Board of Directors are generally held on a monthly basis. For the fiscal year ended December 31, 2021, the Board of Directors of Sound Financial Bancorp held five regular meetings and no special meetings, and the Board of Directors of Sound Community Bank held 10 regular meetings and no special meetings. During fiscal year 2021, no incumbent director attended fewer than 75% in the aggregate of the total number of meetings of each Board and the total number of meetings held by the committees of each Board on which committees he or she served.
The Board of Directors of Sound Financial Bancorp has standing Compensation, Audit and Nominating committees. Information regarding the functions of the Board’s committees, their present membership and the number of meetings held by each committee for the year ended December 31, 2021, is set forth below:
Compensation Committee. The Compensation Committee operates under a formal written charter adopted by the Board of Directors. The Compensation Committee is responsible for: (i) determining and evaluating the compensation of the Chief Executive Officer and other executive officers; (ii) reviewing and monitoring existing compensation plans, policies and programs and recommending changes to the goals and objectives of these plans, policies and programs to the entire Board; and (iii) reviewing and recommending new compensation plans, policies and programs. The Compensation Committee also recommends to the Board of Directors any changes in the compensation structure for non-employee directors and conducts an annual performance review of the Chief

Executive Officer. The Compensation Committee does not designate its authority to any one of its members or any other person, however, Ms. Stewart does make recommendations to the Compensation Committee for all compensation, except her own.
The Compensation Committee is comprised of Directors Sweeney (chair), Jones, Haddad and Myers, each of whom is “independent” as that term is defined for compensation committee members in the Nasdaq Marketplace Rules (the “Nasdaq Rules”). The Compensation Committee is scheduled to meet at least once a year and on an as-needed basis. The Compensation Committee met six times during 2021.
Audit Committee. The Audit Committee operates under a formal written charter adopted by the Board of Directors. The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the annual independent audit of our consolidated financial statements, the independent auditors qualifications and independence, the performance of our internal audit function and independent auditors and any other areas of potential financial risk to Sound Financial Bancorp specified by its Board of Directors. The Audit Committee also is responsible for the appointment, retention and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors.
The current members of the Audit Committee are Directors Jones (chair), Riojas, Carney and Haddad. All members of the Audit Committee, in addition to being independent as defined under Rule 4200 (a)(15) of the Nasdaq Rules, (i) meet the criteria for independence set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934 and (ii) are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. Additionally, Debra Jones has had past employment experience in finance or accounting and/or requisite professional certification in accounting that results in her financial sophistication. The Board of Directors has determined that Ms. Jones meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.” During 2021, the Audit Committee held four meetings.
Nominating Committee. Our Nominating Committee is comprised of Directors Haddad (chair), Riojas and Jones, each of whom is “independent” as that term is defined for compensation committee members in the Nasdaq Rules. The Nominating Committee is scheduled to meet at least once a year and on an as-needed basis. The Nominating Committee met one time during 2021. The Nominating Committee operates under a formal written charter adopted by the Board of Directors. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. The nominees for election at the meeting identified in this document were recommended to the Board by the Nominating Committee. The Nominating Committee has the following responsibilities under its charter:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;
(ii)	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: (i) business experience, education, integrity, reputation, independence, conflicts of interest, diversity, and age; (ii) number of other directorships and commitments (including charitable obligations); (iii) tenure on the Board; (iv) attendance at Board and committee meetings: (v) stock ownership; (vi) specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy); (vii) residency and a commitment to the Company’s communities and shared values; and (viii) overall experience in the context of the needs of the Board as a whole. As a general rule, it is the desire of the Board of Directors that directors shall live and/or work in the communities served by the Company’s subsidiary bank;

(iii)	consider and evaluate nominations from shareholders using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and
(v)	perform any other duties or responsibilities expressly delegated to the Nominating Committee by the Board.
The Company does not currently have a formal diversity policy; however, as set forth above, diversity is one of the factors that the Nominating Committee considers in identifying nominees for director. The Nominating Committee reviews the requisite skills and characteristics of Board members as well as the composition of the Board as a whole when recommending nominees for the Board. The Nominating Committee has no predefined minimum criteria for selecting director nominees, although it believes that all directors should share qualities such as business experience, excellent decision-making ability, good judgment, personal integrity and excellent reputation. In any given search, the Nominating Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Company’s Board and its perceived needs. However, during any search, the Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates. The table below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 21, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	2	4
Two or More Races or Ethnicities
LGBTQ+	0
Did Not Disclose Demographic Background	0
Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company’s bylaws, nominations for directors by shareholders must be made in writing and received by the Secretary of the Company at the Company’s principal executive offices no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days’ notice or public announcement of the date of the meeting is given or made to shareholders, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company’s bylaws.
This description is a summary of our nominating process. Any shareholder wishing to propose a director candidate to the Company should review and must comply, in full, with the procedures set forth in the Company’s charter and bylaws.
Stock Ownership Guidelines. The Board of Directors believes the alignment of directors’ interests with those of shareholders is strengthened when Board members are also shareholders. Under the Company’s stock ownership guidelines, outside (non-employee) directors of the Company or its wholly-owned operating subsidiary, Sound Community Bank, are expected to own Sound Financial Bancorp common stock equal in value to at least $50,000 within two years of joining the Board (of which $10,000 should be owned within the first year of joining the Board). Share ownership for purposes of calculating compliance with these ownership guidelines do not include a director’s unexercised stock options or any shares of Company common stock that are pledged or otherwise encumbered. As of the date of this proxy statement, all of our current non-employee directors meet the stock ownership threshold.
Communications with Directors. Any shareholder desiring to communicate with the Board of Directors, or one or more specific members thereof, should communicate in writing addressed to Tyler K. Myers, Chairman of the Board of the Company, 2400 3rd Avenue, Suite 150, Seattle, Washington, 98121.
Attendance Policy at Annual Meetings. Although we do not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings. All directors were in attendance at last year’s annual shareholder meeting.
Committee Charters. The charters of the Audit, Compensation and Nominating Committees are posted on our website at www.soundcb.com under “Investor Relations - Governance Documents.”
Code of Ethics. We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and person performing similar functions, and to all of our other employees and our directors. You may obtain a copy of the code of ethics free of charge by writing to the Corporate Secretary of Sound Financial Bancorp, 2400 3rd Avenue, Suite 150, Seattle, Washington, 98121 or by calling (206) 448-0884. In addition, the code of ethics is available on our website at www.soundcb.com under “Investor Relations - Governance Documents.”

TRANSACTIONS WITH CERTAIN RELATED PERSONS
In the ordinary course of our business, we have engaged and expect to continue engaging through the Bank in ordinary banking transactions with our directors, executive officers, their immediate family members and companies in which they may have a 5% or more beneficial ownership interest, including loans to such persons. Except as set forth below, there were no transactions of this nature, the amount of which exceeded $120,000 during 2021 or 2020.
Our directors, officers and employees are eligible for any type of credit offered by Sound Community Bank. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. In accordance with banking regulations, such loans to directors are made on substantially the same terms as those available to Sound Community Bank’s employees. Such loans provide for a discount as to interest rate, consistent with the requirements of the Federal Reserve Board’s Regulation O – Loans to Executive Officers, Directors, and Principal Shareholders of Member Banks. When the director or executive officer leaves Sound Community Bank, these preferential rates return to market rates and terms in effect at the time of origination. Except as set forth above, loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable loans with persons not related to Sound Community Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.
Set forth below is information regarding loans made with preferential interest rates, as compared to interest rates prevailing at the time of origination for comparable loans with persons not related to Sound Community Bank, to directors and executive officers during each of the last two fiscal years who had aggregate indebtedness to Sound Community Bank that exceeded $120,000.

Name	Nature of Transaction	Interest Rate	Largest Principal Balance 01/01/21 to 12/31/21	Principal Balance at 12/31/2021	Principal Paid 01/01/21 to 12/31/21	Interest Paid 01/01/21 to 12/31/21
Tyler Myers	Mortgage Loan	2.13%	$368,025	$348,906	$19,119	$7,750
Debra Jones	Mortgage Loan	1.75%	432,135	413,345	18,790	9,185
James E. Sweeney	Mortgage Loan	2.00%	309,618	292,433	17,185	6,356
Laura Lee Stewart	Mortgage Loan	2.13%	703,755	687,342	16,413	18,277
Heidi Sexton	Mortgage Loan	2.38%	546,210	531,723	14,487	14,010
Wes Ochs	Mortgage Loan	2.38%	381,026	371,438	9,588	9,775

Name	Nature of Transaction	Interest Rate	Largest Principal Balance 01/01/20 to 12/31/20	Principal Balance at 12/31/2020	Principal Paid 01/01/20 to 12/31/20	Interest Paid 01/01/20 to 12/31/20
Tyler Myers	Mortgage Loan	2.25%	$386,738	$368,025	$18,713	$8,233
David Haddad	Mortgage Loan	2.75%	308,533	—	308,533	5,190
Debra Jones	Mortgage Loan	2.25%	450,561	432,135	18,426	9,498
James E. Sweeney	Mortgage Loan	2.25%	326,460	309,618	16,842	6,736
Laura Lee Stewart	Mortgage Loan	2.63%	720,000	703,755	16,245	19,479
Heidi Sexton	Mortgage Loan	2.75%	560,472	546,210	14,262	14,155
Wes Ochs	Mortgage Loan	2.75%	390,460	381,026	9,434	9,869
Shelli Robb-Kahler serves as a branch manager of Sound Community Bank. Ms. Kahler is the sister of Laurie Stewart, who serves as President and Chief Executive Officer, of the Company and the Bank. As a result of her employment with Sound Community Bank, Ms. Kahler received annual compensation of $153,913 in 2021 and $141,519 in 2020.

Executive Compensation
The following table summarizes the compensation paid to, or earned by, our President and Chief Executive Officer, and our two next highest compensated executive officers who were serving at the end of fiscal year ended December 31, 2021 for services rendered in all capacities during the years ended December 31, 2021 and 2020. We use the term “named executive officers” in this document to refer to the persons listed in this table.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total

Laura Lee Stewart President and CEO	2021	$451,793	$25,968	$—	$1,692	$156,114	$132,169	$767,736
	2020	441,443	81,548	—	869	188,317	113,639	825,816

Heidi Sexton EVP/COO	2021	260,083	6,167	24,670	10,716	74,137	69,162	444,935
	2020	247,406	43,101	54,242	9,774	89,516	75,542	519,581

Wes Ochs EVP/CFO and CSO	2021	232,083	6,167	24,670	10,716	66,752	75,671	416,059
____________________________________
(1)Includes for 2021: (a) the grant date fair value, under FASB ASC Topic 718, of 800 shares, 190 shares and 190 shares of Company common stock granted to Ms. Stewart, Ms. Sexton and Mr. Ochs, respectively on January 27, 2021. Includes for 2020: (a) the grant date fair value, under FASB ASC Topic 718, of 1,000 shares and 370 shares of Company common stock granted to Ms. Stewart and Ms. Sexton, respectively, on January 31, 2020; (b) a special one-time bonus of $30,000 and $29,541 paid to Ms. Stewart and Ms. Sexton, respectively, for their added efforts related to the Company’s COVID-19 response and implementation and execution of the Small Business Administration’s Paycheck Protection Program, and (c) a 30-year anniversary award of $14,898 paid to Ms. Stewart.
(2)Represents the grant date fair value, under FASB ASC Topic 718, (i) for 2021, of 760 shares of Company common stock granted to each of Ms. Sexton and Mr. Ochs on January 27, 2021 (which vest equally over four years from the grant date) and (ii) for 2020, of 1,480 restricted shares restricted shares of Company common stock granted to Ms. Sexton on January 31, 2020 (which vest equally over four years from the grant date). For additional information, see “- Outstanding Equity Awards at December 31, 2021” below.
(3)Reflects the value of stock options to purchase: (i) for 2021, 300 shares of Company common stock granted to Ms. Stewart and 1900 shares of Company common stock granted to each of Ms. Sexton and Mr. Ochs on January 27, 2021 and (ii) for 2020, 120 shares and 1,350 shares of Company common stock granted to Ms. Stewart and Ms. Sexton, respectively, on January 31, 2020. The amounts in this column are calculated using the grant date fair values of the awards under FASB ASC Topic 718, based on the fair value of the stock option awards, as estimated using the Black-Scholes option-pricing model. The assumptions used in the calculation of these amounts are included in Note 14 of the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC. For additional information, see “- Outstanding Equity Awards at December 31, 2021” below.
(4)For additional information, see “- Annual Bonus Plan” below.
(5)The amounts represented for the year ended December 31, 2021, consist of the following (no executive officer received personal benefits or perquisites exceeding $10,000 in the aggregate):

Description	Stewart	Sexton	Ochs
401(k) matching contribution	$11,772	$9,466	$8,164
Non-qualified deferred compensation plan contribution(a)	62,650	20,000	20,000
Payment for executive medical benefits	2,974	10,248	12,960
Payment for unused vacation not eligible for rollover	17,439	—	5,423
Employee stock ownership plan allocation	26,928	26,884	26,884
Parking allowance	2,942	—	—
Dividends on restricted stock	94	2,089	1,677
Matching charitable contribution(c)	7,000	—	—
Total	$132,169	$69,162	$75,671
____________________________________
(a)Non-qualified supplemental retirement contributions made by the Bank on behalf of the executive under the Bank’s non-qualified deferred compensation plan. At December 31, 2021, Ms. Stewart was fully vested in the Bank's 2021 contribution. The Bank's 2021 contributions for Ms. Sexton and Mr. Ochs vest over five years commencing on February 1, 2022. For additional information, see “- Non-qualified Deferred Compensation Plan” below.
(b)We annually match up to $7,000 in charitable contributions made by Ms. Stewart to charities of her choice that are tax-exempt organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

Outstanding Equity Awards at December 31, 2021
The following table sets forth information for each named executive officer concerning stock options and restricted stock held at December 31, 2021.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(5)
	Exercisable	Unexercisable

Laura Lee Stewart	13,737	—		$16.80	1/23/2024
	8,502	—		18.36	1/28/2025
	8,362	—		18.36	1/28/2025
	150	100	(1)	33.50	1/25/2029	120	(1)	$5,280
	80	40	(2)	36.26	1/31/2030
	100	200	(3)	32.46	1/27/2031

Heidi Sexton	1,500	—		22.31	1/29/2026
	3,000	—		28.34	1/27/2027
	840	560	(4)	35.27	11/19/2028	50	(4)	$2,200
	900	600	(5)	33.50	1/25/2029	740	(1)	32,560
	540	810	(6)	36.26	1/31/2030	1,110	(6)	48,840
	380	1,520	(7)	32.46	1/27/2031	760	(7)	33,440

Wes Ochs	1,200	—		28.34	1/27/2027
	450	300	(5)	33.50	1/25/2029	400		$17,600
	400	600	(6)	36.26	1/31/2030	990		43,560
	380	1,520	(7)	32.46	1/27/2031	760		33,440
_____________________________
(1)Vests in two equal annual installments on January 25, 2022 and 2023.
(2)Vests on January 31, 2022.
(3)Vests in two equal annual installments on January 27, 2022 and 2023.
(4)Vests in two equal annual installments on November 19, 2022 and 2023.
(5)Vests in two equal annual installments on January 25, 2022 and 2023.
(6)Vests in three equal annual installments on January 31, 2022, 2023 and 2024.
(7)Vests in four equal annual installments on January 27, 2022, 2023, 2024 and 2025.
(8)Value is based on the $44.00 closing price of a share of Sound Financial Bancorp common stock on December 31, 2021.

Employment Agreement. On January 25, 2019, the Company and the Bank (collectively, the “Employers”), entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Ms. Stewart, President and Chief Executive Officer of the Employers. The Amended Employment Agreement amends and restates the amended and restated employment agreement entered into with Ms. Stewart on August 30, 2016.
The Amended Employment Agreement currently expires on December 31, 2022. On January 1 of each year, the term of the Amended Employment Agreement will be extended for a period of one additional year, unless either the Employers give notice to Ms. Stewart or Ms. Stewart gives notice to the Employers in writing at least 60 days prior to such date that the term of the Amended Employment Agreement will not be extended further. If any party gives timely notice that the term will not be extended as of any such January 1st, then the Amended

Employment Agreement will terminate at the conclusion of its remaining term. The Amended Employment Agreement also provides that if a change in control of the Company or the Bank occurs during the term of the Amended Employment Agreement, then the term will be extended to the extent necessary so that it expires no earlier than the one-year anniversary of the date of the change in control. This ensures that the cash severance under the Amended Employment Agreement is at least one times Ms. Stewart’s salary.
Ms. Stewart's annual minimum base salary under the Amended Employment Agreement is Four Hundred Thirteen Thousand Two Hundred Thirty-One Dollars and Thirty-Seven Cents ($413,231.37), her base salary for 2019 as established by the Compensation Committee of the Board of Directors of the Company. The amount of her annual salary is reviewed by the Compensation Committee each year. The Amended Employment Agreement provides for: no salary reductions; participation in bonus plans, retirement plans, group insurance and other benefits provided to full time Bank employees generally and in which executive officers participate; and reimbursement of expenses incurred by Ms. Stewart in performing services for the Employers.
Under the Amended Employment Agreement, if Ms. Stewart's employment is terminated for any reason other than cause, death, retirement, or disability, or if she resigns following certain events such as relocation or demotion, she will be entitled to receive for the remaining term of the Amended Employment Agreement: (i) her salary and (ii) at no premium cost to Ms. Stewart, the same group health benefits and other group insurance and group retirement benefits as Ms. Stewart would have received had she continued to be employed by the Employers, to the extent that the Employers can do so under the terms of applicable plans as are maintained by the Employers for the benefit of their executive officers from time to time. All of the foregoing payments are subject to cut-back to the extent the payments are deemed "parachute payments" under Section 280G of the Internal Revenue Code, as amended (the “IRC”).
Annual Bonus Plan. Our named executive officers participate in an annual incentive bonus plan (“Annual Bonus Plan”), which provides for annual cash bonuses to designated senior managers, including all the named executive officers, upon the achievement of performance goals established by the Board of Directors based on the recommendation of the Compensation Committee. The participants’ bonuses are based 50% on meeting quantitative goals and 50% on meeting qualitative goals. The quantitative goals are based on overall corporate performance and include performance factors relating to asset size, capital level, delinquency ratio, return on assets, levels of non-interest income and non-interest expense, net interest margin, and charge-offs. The qualitative goals are non-financial corporate goals that require leadership of senior management and are ranked based on their relative importance to our operations. The performance goals are the same for all participants. Under the Annual Bonus Plan, Ms. Stewart, Ms. Sexton and Mr. Ochs were entitled to receive a bonus of up to 40%, 33% and 33%, respectively, of their base salary, depending on how actual performance compares with the pre-established quantitative and qualitative corporate performance goals. Based on the Company’s actual performance compared to the pre-established corporate performance goals for 2021, prior to the earnings override adjustment discussed below, Ms. Stewart, Ms. Sexton and Mr. Ochs earned a bonus of 34.23%, 28.24% and 28.24%, respectively, of their base salary.
The bonus percentages earned by the participants are subject to upward or downward adjustment by up to 50%, based on the percentage that actual net income is above or below the targeted net income as set by the Board of Directors (“Earnings Override Adjustment”). The Earnings Override Adjustment for 2021 resulted in an 0.6% upward adjustment in the bonus percentages earned. Accordingly, for the year ended December 31, 2021, Ms. Stewart, Ms. Sexton and Mr. Ochs earned bonuses of 34.43%, 28.41% and 28.41% of base salary, respectively. The bonus amount earned by each of the named executive officers for 2021 is included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above.
Supplemental Executive Retirement Plans. The Company maintains two supplemental executive retirement plans for the benefit of Ms. Stewart, which are intended to be unfunded, non-contributory defined benefit plans maintained primarily to provide her with supplemental retirement income. The first supplemental executive retirement plan (“SERP 1”) was effective as of August 14, 2007. The second supplemental executive retirement plan (“SERP 2”) was effective as of December 30, 2011, at which time the benefits under SERP 1 were frozen. At that time, the Company also entered into a Confidentiality, Non-Competition, and Non-Solicitation Agreement with Ms. Stewart, which is discussed below.
Under the terms of SERP 1, as amended, Ms. Stewart is entitled to receive $53,320 per year for life commencing on the first day of the month following her separation from service (as defined in SERP 1) for any reason from Sound Community Bank, subject to a six-month delay if required by Section 409A of the Internal Revenue Code (“IRC“). No payments will be made under SERP 1 in the event of Ms. Stewart’s death and any payments that have commenced will cease upon death. In the event Ms. Stewart is involuntarily terminated in connection with a change in control (as defined in SERP 1), she will be entitled to receive the annual benefit described in the first sentence of this paragraph commencing upon such termination.
Under the terms of SERP 2, as amended, upon Ms. Stewart’s termination of employment with Sound Community Bank for any reason other than death, she will be entitled to receive additional retirement benefits of $96,390 per year for life commencing on the first day of the month following her separation from service (as defined in SERP 2) from Sound Community Bank, subject to a six-month delay if required by Section 409A of the IRC. In the event of Ms. Stewart’s death, her beneficiary will be entitled to a single lump sum payment within 90 days thereafter in an amount equal to the Bank's accrual for her retirement benefit under SERP 2 as of the date of death, or approximately $1.1 million at December 31, 2021. If a change in control occurs (as defined in SERP 2), Ms. Stewart will receive her full retirement benefit under SERP 2 for life commencing upon the first day of the month following her separation from service from Sound Community Bank.
Confidentiality, Non-Competition, and Non-Solicitation Agreement. On December 13, 2019, the Bank entered into an Amended and Restated Confidentiality, Non-Competition, and Non-Solicitation Agreement (the “Amended Non-Compete Agreement”) with Ms. Stewart. The Amended Non-compete Agreement amends and restates the Confidentiality, Non-Competition, and Non-Solicitation Agreement between the Bank and Ms. Stewart as originally adopted effective December 30, 2011, as amended and restated on November 23, 2015 and January 25, 2019 (the “Prior Non-Compete Agreement”).
The Amended Non-Compete Agreement provides that the term of the non-compete and non-solicitation periods applicable to Ms. Stewart is a fixed period of 18 months from the date of Ms. Stewart’s separation from service with the Company and the Bank (the “Restricted Period”). Under the terms of the Amended Non-compete Agreement, upon Ms. Stewart's termination of employment by the Bank for cause or voluntarily by Ms. Stewart (other than for good reason), Ms. Stewart will be entitled to receive a bi-monthly payment, in an amount equal to Three Thousand Five Hundred Forty-Two Dollars ($3,542), which amount shall be paid in equal bi-monthly payments during the Restricted Period beginning on the fifth day of the month following her separation from service with the Bank. Upon Ms. Stewart’s termination of employment with the Bank for any reason other than set forth in the preceding sentence, she will be entitled to receive an amount equal to 150% of the aggregate of the sum of her then-base salary plus the average of her past three years short term bonus pay, or approximately $837,715 at December 31, 2021, payable in 12 monthly installments beginning on the first day of the month following her termination. If Ms. Stewart breaches any of the covenants contained in the Amended Non-compete Agreement, her right to any of the payments specified above after the date of the breach shall be forever forfeited. Notwithstanding the foregoing, under her Amended Non-compete Agreement, if Ms. Stewart’s employment with the Bank is involuntarily terminated or she terminates her employment with the Bank for good reason at any time within 24 months following a change in control, Ms. Stewart will be entitled to receive an amount equal to 150% of the aggregate of the sum of her then-base salary plus the average of her past three years short term bonus, payable in a lump sum.
Change in Control Agreement. We have entered into change in control agreement with a number of our executive officers, including Ms. Sexton and Mr. Ochs. These agreements remain in effect until canceled by either party, upon at least 12 months prior written notice to the other party.
Under the terms of the change in control agreement, the executive is entitled to a change of control payment from the Company if he or she is involuntary terminated (as defined in the agreement) concurrently with or within 12 months following a change in control (as defined in the agreement). In such an event the executive is entitled to receive a cash payment equal to two times his or her then current annual base salary. The change in control agreements also provide that for a period ending at the earlier of (i) eighteen (18) months after the effective date of the executive’s termination or (ii) the date of the executive’s full time employment by another employer that provides substantially similar benefits, at no premium cost to the executive, the Company shall maintain the same group health benefits and other group insurance and group retirement benefits as the executive would have received had he continued to be employed by the Company and/or the Bank, to the extent that the Company and the Bank can do so under the terms of applicable plans as are maintained by the Company and the Bank for the benefit of its executive officers from time to time. All of the above payments that would be made in connection with a change of control are subject to cut-back to the extent the payments are deemed “parachute payments” under Section 280G of the IRC.
Nonqualified Deferred Compensation Plan. The Bank adopted a nonqualified deferred compensation plan effective on January 1, 2017, which was amended on April 1, 2020 to include employer contributions with additional vesting schedules and start dates for vesting periods (the “NQDC Plan”). The purpose of the NQDC Plan is to provide a select group of management or highly-compensated employees of the Bank with an opportunity to defer the receipt of up to eighty percent (80%) of their annual base salary, bonus, performance-based compensation and any commission income and to assist the Bank in attracting, retaining and motivating employees of high caliber and experience. In addition to elective deferrals, the Bank may make discretionary and other contributions to be credited to the account of any or all participants, subject to the vesting requirements set forth in the NQDC Plan. For discretionary contributions made by the Bank for 2021 to our named executive officers, including the vesting schedules for such officers, see “- Summary Compensation Table” and Note (5) thereto.
Each participant’s deferred compensation account is credited with an investment return determined as if the account was invested in one or more investment funds. Each participant elects the investment funds in which his or her account shall be deemed to be invested. Distributions of vested account balances are made upon death, disability, separation from service, or a specified in-service date unforeseeable emergency. Distributions shall be made in a single cash payment or, at the election of the participant, in annual installments for a period of up to ten (10) years in the case of a separation from service and in annual installments for a period of up to five (5) years in the case of an in-service distribution.
The obligations of the Bank under the NQDC Plan are general unsecured obligations of the Bank to pay deferred compensation in the future to eligible participants in accordance with the terms of the NQDC Plan from the general assets of the Bank, although the Bank may establish a trust to hold amounts which the Bank may use to satisfy NQDC Plan distributions from time to time. Distributions from the NQDC Plan are governed by the Internal Revenue Code and the NQDC Plan. The Company may, at any time, in its sole discretion, terminate the NQDC Plan or amend or modify the NQDC Plan, in whole or in part, except that no such termination, amendment or modification shall have any retroactive effect to reduce any amounts deemed to be accrued and vested prior to such amendment.
Deferred Compensation Account. The Bank maintains a deferred compensation account for the benefit of Ms. Stewart, which account was established in 1994 in connection with an incentive plan which is no longer active. Ms. Stewart was fully vested in her benefits under this plan as of January 2005. Pursuant to the terms of the plan, payments in an amount equal to the fair market value of the assets in the deferred compensation account shall be made to Ms. Stewart (or to her designated beneficiary in the event of her death) in 120 equal monthly installments commencing on the last day of the month following the month in which her employment with the Bank is terminated. In the event of the death of Ms. Stewart and her designated beneficiary prior to the account being fully paid, the remaining value of the account shall be paid in a lump sum to the beneficiary’s estate. The assets in the deferred compensation account consist of cash which is held in a certificate of deposit at the Bank and earns interest at market rates. At December 31, 2021, the deferred compensation account had a fair market value of $110,668.
Equity Incentive Plans. We maintain equity incentive plans that provide for the grant or award of stock options, stock appreciation rights, restricted stock and restricted stock units to our directors, advisory directors, officers and other employees. The Compensation Committee administers the plans, determines employee eligibility, grants awards and sets the terms of awards. Awards are discretionary and are based on an assessment of the participant’s position, years of service, and contribution to our success and growth. The exercise price of options awarded must be no less than the fair market value of a share of Sound Financial Bancorp’s common stock on the date of grant. Restricted stock awards and options granted pursuant to the Company’s equity incentive plans generally (i) are subject to a vesting period and (ii) accelerate vesting in the event of the participant’s death or disability or a change in control of Sound Financial Bancorp or Sound Community Bank. In the event of a termination of service, other than in connection with death, disability or a change in control, all non-vested awards typically would be canceled.

PROPOSAL 2 – ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the SEC's implementing rules, we are including in this proxy statement and will present at the annual meeting an advisory (non-binding) vote on executive compensation, commonly known as a “say-on-pay” proposal. This proposal gives shareholders the opportunity to endorse or not endorse the compensation of the Company's NEOs (named executive officers) as disclosed in this proxy statement. This proposal will be presented at the annual meeting as a resolution in substantially the following form:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to Item 402 of Regulation S-K, including compensation tables and narrative discussion, is hereby APPROVED.
This vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty to the Board. Nor will it affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements. The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value. The say-on-pay vote at our annual meeting of shareholders held in 2021, which related to our 2020 executive compensation, was approved by approximately 90.5% of shareholder votes cast.
The Dodd-Frank Act requires that at least once every six years we hold a non-binding, advisory vote on the frequency of future say-on-pay votes, with shareholders having the choice of every year, every two years or every three years. We held our last frequency vote in 2018, and the most votes were received for a frequency of every year. In keeping with the preference expressed by our shareholders at our 2018 annual meeting, the Company will continue holding "say-on-pay" votes annually.
Our Board of Directors recommends that shareholders vote FOR this proposal.
REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting materials” or to be filed with the SEC, nor shall said information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding the incorporation by reference of this proxy statement into any such filing.
The Audit Committee has reviewed and discussed the audited financial statements of Sound Financial Bancorp, Inc. for the fiscal year ended December 31, 2021, with management. The Audit Committee has discussed with Moss Adams, LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC with Audit Committees.
The Audit Committee has also received the written disclosures and the letter from Moss Adams, LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Moss Adams, LLP its independence.
Based on the Audit Committee's review and discussions noted above, it recommended to the Board of Directors that Sound Financial Bancorp’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.
The foregoing report is furnished by the Audit Committee of the Board of Directors:
Debra Jones, Chair Robert Carney Rogelio Riojas David Haddad

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors appointed Moss Adams, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and is soliciting your ratification of that selection.
Your ratification of the Audit Committee’s selection of Moss Adams, LLP is not necessary because the Audit Committee has responsibility for selection of our independent registered public accounting firm. However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent registered public accounting firm in the future. A representative of Moss Adams, LLP is expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement or respond to any appropriate questions that shareholders may have.
The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Moss Adams, LLP as Sound Financial Bancorp, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Principal Accountant Fees and Services
During the fiscal years ended December 31, 2021 and 2020, Moss Adams, LLP provided various audit services to Sound Financial Bancorp and Sound Community Bank. These services included:  (1) the audit of our annual financial statements and review of the financial statements included in Sound Financial Bancorp’s filings with the SEC; (2) consultation on accounting matters; and (3) professional services.

	Year Ended December 31,
	2021	2020
Audit Fees	$199,500	$196,400
All Other Fees	16,000	17,150
Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting; quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with the Company’s other filings with the SEC, including comfort letters, consents and other research work necessary to comply with generally accepted auditing standards.
All Other Fees are fees related to an annual audit of the Bank’s 401 (k) plan for the years ended December 31, 2021 and 2020. In addition, All Other Fees for 2020 include work performed in connection with the Company’s subordinated debt offering completed during 2020.
No fees were billed for professional services rendered for services or products other than those listed under the captions “Audit Fees,” and “All Other Fees,” for 2021 and 2020.
Our Audit Committee has determined that the services provided by Moss Adams, LLP as set forth herein are compatible with maintaining Moss Adams, LLP’s independence.
    Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

ADDITIONAL INFORMATION
Proxy Solicitation Costs
The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.
Shareholder Proposals for 2023 Annual Meeting
In order to be eligible for inclusion in Sound Financial Bancorp’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received in writing at Sound Financial Bancorp’s main office at 2400 3rd Avenue, Suite 150, Seattle, Washington 98121, no later than December 22, 2022. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended and to the Company’s Charter and Bylaws.
In addition to the deadline and other requirements referred to above for submitting a stockholder proposal to be included in the Company’s proxy materials for its next annual meeting of shareholders, the Company’s bylaws require a separate notification to be made in order for a stockholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in the Company’s proxy materials for the meeting.  In order to be eligible for presentation at the Company’s next annual meeting of shareholders, written notice of a stockholder proposal containing the information specified in Article I, Section 6 of the Company’s bylaws must be received by the Secretary of the Company not earlier than the close of business on January 31, 2023 and not later than the close of business on March 2, 2023.  If, however, the date of the next annual meeting is before May 11, 2023 or after July 30, 2023, the notice of the stockholder proposal must instead be received by the Company’s Secretary not earlier than the close of business on the 120th day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th day before the date of the next annual meeting or the tenth day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.
Form 10-K
This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (excluding exhibits).  We encourage you to read the Form 10-K. It includes information on our operations, products and services, as well as our audited financial statements. Although the Annual Report is being provided to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference. To request a copy of the 10-K with exhibits, or to obtain a copy of our 2021 Annual Report, call or write to: Wes Ochs, Chief Financial Officer, Sound Financial Bancorp, Inc., 2400 3rd Avenue, Suite 150, Seattle, Washington 9812; tel. (206) 436-8587. Alternatively, copies of these documents may be obtained from our website, www.soundcb.com, by clicking “Investor Relations.”
Other Matters
We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

SOUND
FINANCIAL BANCORP, INC.

SOUND FINANCIAL BANCORP, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 30, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69204-P66836

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOUND FINANCIAL BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Tyler K. Myers
02) Robert F. Carney
03) James E. Sweeney

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote on any other business that may come before the Annual Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt from Sound Financial Bancorp, Inc. prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement dated April 21, 2022 and Sound Financial Bancorp, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D69204-P66836

REVOCABLE PROXY

SOUND FINANCIAL BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 31, 2022

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The signer(s) on the reverse side hereby appoint(s) the Board of Directors of Sound Financial Bancorp, Inc. with full powers of substitution, to act as attorneys and proxies, to vote all shares of common stock of Sound Financial Bancorp, Inc. which the signer(s) is/are entitled to vote at the Annual Meeting of Shareholders ("Meeting") to be held on May 31, 2022 in Sound Community Bank's offices located at 2400 3rd Avenue, Suite 150, Seattle, Washington, at 10:00 a.m., Pacific Time. The Board of Directors is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.

This proxy, when properly executed, will be voted as directed. If this proxy is signed and dated and no instructions are specified, this proxy will be voted "FOR" proposals 1, 2 and 3, as set forth on the reverse side. Should a nominee be unable to serve as director, an event that we do not anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors of Sound Community Bancorp, Inc. If any other business is presented at the Meeting, this proxy will be voted by the majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of Sound Financial Bancorp, Inc. at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Sound Financial Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Shareholders, by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting, or by attending and voting at the Meeting. Attendance at the Meeting will not in itself constitute the revocation of a proxy.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side